SECOND AMENDMENT TO
                          AGREEMENT AND PLAN OF MERGER

     This SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER is dated as of July 30, 1997, by and among ADVANCED TECHNOLOGY MATERIALS, INC., a Delaware corporation ("Buyer"), WELK ACQUISITION CORPORATION, a Delaware corporation and a wholly-owned subsidiary of Buyer ("Buyer Sub"), ATMI HOLDINGS, INC., a Delaware corporation and wholly-owned subsidiary of Buyer ("Holdings") LAWRENCE SEMICONDUCTOR LABORATORIES, INC., an Arizona corporation ("LSL"), and LAWRENCE SEMICONDUCTOR LABORATORIES MARKETING AND SALES, INC., an Arizona corporation ("LSLMS"; LSL and LSLMS are referred to collectively as "Lawrence"); and all of the parties are referred to collectively as the "Companies." Buyer Sub and Lawrence are referred to collectively as the "Constituent Corporations" and individually as a "Constituent Corporation."

     The Companies are parties to that certain Agreement and Plan of Merger dated May 17, 1997, as amended by First Amendment to Agreement and Plan of Merger dated June 6, 1997 (as amended, the "Merger Agreement"), and wish to amend further the Merger Agreement in order to limit the time period in which certain claims for indemnification may be made.

     In consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

     1. Capitalized terms not otherwise defined herein shall have the meanings provided in the Merger Agreement.

     2. Section 10.1(f) is hereby amended to insert the following as a new final sentence: "Notwithstanding the foregoing or anything in this Agreement to the contrary, no claim seeking indemnification from the Shareholders or the Indemnification Escrow may be brought after the date of issuance of the first independent audit report with respect to the financial statements of Buyer (or

     Holdings, if the closing of the transactions contemplated by the ADCS Merger Agreement shall occur on or before the Effective Time) after the Effective Time if such claim is of a type expected to be encountered in the course of an audit performed in accordance with generally accepted auditing standards."

     3. Section 10.3 is hereby amended to insert the following as a new final sentence: "Notwithstanding the foregoing or anything in this Agreement to the contrary, no claim seeking indemnification from Buyer may be brought after the date of issuance of the first independent audit report with respect to the financial statements of Buyer (or Holdings, if the closing of the transactions contemplated by the ADCS Merger Agreement shall occur on or before the Effective
Time) after the Effective Time if such claim is of a type expected to be encountered in the course of an audit performed in accordance with generally accepted auditing standards."

     4. Section 5(d) of the form of Escrow Agreement attached to the Merger Agreement as Exhibit D is hereby amended to insert the following as a new final sentence: "Notwithstanding the foregoing or anything in this Agreement to the contrary, no claim seeking indemnification from the Shareholders or the Indemnification Escrow may be brought after the date of issuance of the first independent audit report with respect to the financial statements of Buyer (or Holdings, if the closing of the transactions contemplated by the ADCS Merger Agreement shall occur on or before the Effective Time) after the Effective Time if such claim is of a type expected to be encountered in the course of an audit performed in accordance with generally accepted auditing standards."

     5. Except as modified herein, the Agreement as originally executed and previously amended is hereby ratified and affirmed and acknowledged to be the legal, valid and binding obligations of each of the parties hereto.

     6. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the provisions thereof relating to conflicts of law.

     7. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, each of Buyer, Buyer Sub, Holdings and Lawrence has caused this Amendment to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

Advanced Technology Materials, Inc.,
a Delaware corporation


By: /s/ Daniel P. Sharkey
---------------------------------
Name: Daniel P. Sharkey
Title: Vice President, Chief
Financial Officer

Welk Acquisition Corporation, a
Delaware corporation


By: /s/ Daniel P. Sharkey
---------------------------------
Name: Daniel P. Sharkey
Title: President

ATMI Holdings, Inc., a Delaware
corporation


By: /s/ Daniel P. Sharkey
---------------------------------
Name: Daniel P. Sharkey
Title: Treasurer

Lawrence Semiconductor Laboratories,
Inc., an Arizona corporation


By: /s/ Lamonte H. Lawrence
---------------------------------
Name: Lamonte H. Lawrence
Title: Chief Executive Officer

Lawrence Semiconductor Laboratories
Marketing and Sales, Inc., an
Arizona corporation


By: /s/ Lamonte H. Lawrence
---------------------------------
Name: Lamonte H. Lawrence
Title: Chief Executive Officer


     On May 30, 1997, the Company filed a Current Report on Form 8-K dated May 17, 1997 reporting in Item 5 thereof the execution of the LSL Agreement to acquire all of the issued and outstanding equity interests in LSL. The LSL Agreement is subject to shareholder approval and other customary conditions.